Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States Natural Gas Fund, LP

March 16, 2012

Dear United States Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2011 financial statements for the United States Natural Gas Fund, LP (ticker symbol “UNG”). We have mailed this statement to all investors in UNG who held shares as of December 31, 2011 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current UNG Privacy Policy. Additional information concerning UNG’s 2011 results may be found by referring to UNG’s Annual Report on Form 10-K (the “Form 10-K”), which has been led with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to UNG’s own website at www.unitedstatesnaturalgasfund.com. You may also call UNG at 1-800-920-0259 to speak to a representative and request additional material, including a current UNG Prospectus.

United States Commodity Funds LLC is the general partner of UNG. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)
United States Short Oil Fund, LP	(ticker symbol: DNO)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States Commodity Index Fund	(ticker symbol: USCI)
United States Cooper Index Fund	(ticker symbol: CPER)

Information about these other funds is contained within the Annual Report as well as in the current UNG Prospectus. Investors in UNG who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com

www.unitedstates12monthoilfund.com

www.unitedstatesgasolinefund.com

www.unitedstatesheatingoilfund.com

www.unitedstatesshortoilfund.com

www.unitedstates12monthnaturalgasfund.com

www.unitedstatesbrentoilfund.com

www.unitedstatescommodityindexfund.com

www.unitedstatescopperindexfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UNG.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

*

This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

Revised January 19, 2011

PRIVACY POLICY

UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “Company”), a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Trust”), and (ii) each commodity pool for which it serves as the general partner or the sponsor (each a “Fund” and collectively, the “Funds”), including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Oil Fund, LP, United States Brent Oil Fund, LP, United States Short Natural Gas Fund, LP, as well as United States Commodity Index Fund, United States Metals Index Fund, United States Agriculture Index Fund and United States Copper Index Fund (each a series of the Trust), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal law. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires the Company to tell you how it collects, shares and protects your personal information. Please read this notice carefully to understand what the Company does. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to nonpublic personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors, such as their name, social security number and address, as well as information about investors’ holdings and transactions in units of the Funds. The Company generally collects or has access to personal information about Fund investors when such information is provided to the Company by brokerage firms for the purpose of preparing tax reports.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information. The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below. Specifically, the Company may share nonpublic personal information in the following situations:

•

To service providers in connection with the administration and servicing of the Trust and the Funds, which may include attorneys, accountants, auditors and other professionals. The Company may also share information in connection with the servicing or processing of Trust and Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of nonpublic personal information under the circumstances described above. The Company may also use nonpublic personal information for marketing purposes among the Funds. Fund investors which have invested in one or more Funds, may receive marketing material for other Funds.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal law to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally. The Company’s privacy policy applies to both current and former investors. The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future. The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES NATURAL GAS FUND, LP

A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2011, 2010 and 2009

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2011, 2010 and 2009 is accurate and complete.

By:	/s/ Nicholas Gerber
Nicholas Gerber
United States Natural Gas Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of United States Natural Gas Fund, LP)

5251 SOUTH QUEBEC STREET • SUITE 200

GREENWOOD VILLAGE, COLORADO 80111

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States Natural Gas Fund, LP

We have audited the accompanying statements of financial condition of United States Natural Gas Fund, LP (the “Fund”) as of December 31, 2011 and 2010, including the schedule of investments as of December 31, 2011 and 2010, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2011, 2010 and 2009. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Natural Gas Fund, LP as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 29, 2012 expressed an unqualified opinion on the Fund’s internal control over financial reporting.

Greenwood Village, Colorado

February 29, 2012

United States Natural Gas Fund, LP

Statements of Financial Condition

At December 31, 2011 and 2010

	2011	2010
Assets
Cash and cash equivalents (Note 5)	$938,678,961	$2,320,745,778
Equity in UBS Securities LLC trading accounts:
Cash and cash equivalents	206,627,904	314,624,216
Unrealized gain (loss) on open commodity futures and cleared swap contracts	(48,992,305)	87,405,280
Unrealized gain (loss) on open swap contracts	(12,805,692)	27,200,226
Investment receivable	-	16,538,472
Dividend receivable	8,866	54,186
Interest receivable	174	-
Other assets	17,216	163,424

Total assets	$1,083,535,124	$2,766,731,582

Liabilities and Partners’ Capital
Investment payable	$772	$-
Payable for units redeemed	8,523,736	95,399,015
Professional fees payable	2,064,537	2,332,979
General Partner management fees payable (Note 3)	599,523	1,223,496
Brokerage commissions payable	166,250	236,250
License fees payable	57,489	158,697
Directors’ fees payable	7,103	24,308
Interest payable	153	–
Other liabilities	19,388	–

Total liabilities	11,438,951	99,374,745

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	–	–
Limited Partners	1,072,096,173	2,667,356,837

Total Partners’ Capital	1,072,096,173	2,667,356,837

Total liabilities and partners’ capital	$1,083,535,124	$2,766,731,582

Limited Partners’ units outstanding	165,597,828	222,300,000 *

Net asset value per unit	$6.47	$12.00 *

Market value per unit	$6.46	$11.98 *

* On March 8, 2011, there was a 2-for-1 reverse unit split. Historical units outstanding, net asset value per unit and market value per unit have been adjusted to reflect the 2-for-1 reverse unit split on a retroactive basis.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments

At December 31, 2011

	Number of Contracts	Unrealized Loss on Open Commodity Contracts	% of Partners’ Capital
Open Cleared Swap Contracts - Long
Foreign Contracts
ICE Natural Gas Cleared Swap ICE LOT February 2012 contracts, expiring January 2012	44,808	$ (20,361,043)	(1.90)

Open Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG February 2012 contracts, expiring January 2012	11,855	(20,554,950)	(1.92)
NYMEX Natural Gas Futures NN February 2012 contracts, expiring January 2012	17,950	(8,076,312)	(0.75)

	29,805	(28,631,262)	(2.67)

Total Open Cleared Swap and Futures Contracts	74,613	$ (48,992,305)	(4.57)

	Principal Amount	Market Value
Cash Equivalents
United States Treasury Obligation
U.S. Treasury Bill, 0.03%, 6/21/2012*	$ 250,020,000	$ 249,984,166	23.32

United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	201,595,923	201,595,923	18.80
Goldman Sachs Financial Square Funds - Government Fund - Class SL	150,476,458	150,476,458	14.04
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	250,418,419	250,418,419	23.36

Total Money Market Funds		602,490,800	56.20

Total Cash Equivalents		$ 852,474,966	79.52

* Security or partial security segregated as collateral for open over-the-counter total return swap contracts.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments (Continued)

At December 31, 2011

Open Over-the-Counter Total Return Swap Contracts

	Notional Amount	Market Value	Unrealized Loss	Range of Termination Dates
Swap agreement to receive return on the Custom Natural Gas Index (UNG) - Excess Return	$ 146,699,945	$ (6,210,104)	$ (6,210,104)	4/25/2012
Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	114,926,147	(6,595,588)	(6,595,588)	8/31/2012

Total unrealized loss on open swap contracts			$ (12,805,692)

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments

At December 31, 2010

	Number of Contracts	Unrealized Gain on Open Commodity Contracts	% of Partners’ Capital
Open Cleared Swap Contracts - Long
Foreign Contracts
ICE Natural Gas Cleared Swap ICE LOT February 2011 contracts, expiring January 2011	55,915	$ 31,381,325	1.18

Open Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG February 2011 contracts, expiring January 2011	22,520	12,614,125	0.47
NYMEX Natural Gas Futures NN February 2011 contracts, expiring January 2011	16,218	43,409,830	1.63

	38,738	56,023,955	2.10

Total Open Cleared Swap and Futures Contracts	94,653	$ 87,405,280	3.28

	Principal Amount	Market Value
Cash Equivalents
United States Treasury Obligation
U.S. Treasury Bill, 0.12%, 3/24/2011*	$250,000,000	$ 249,931,666	9.37

United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	576,528,183	576,528,183	21.61
Goldman Sachs Financial Square Funds - Government Fund - Class SL	350,437,468	350,437,468	13.14
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	725,286,068	725,286,068	27.19

Total Money Market Funds		1,652,251,719	61.94

Total Cash Equivalents		$1,902,183,385	71.31

* Security or partial security segregated as collateral for open over-the-counter total return swap contracts.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments (Continued)

At December 31, 2010

Open Over-the-Counter Total Return Swap Contracts

	Notional Amount	Market Value	Unrealized Gain (Loss)	Range of Termination Dates
Swap agreement to receive return on the Custom Natural Gas Index (UNG) - Excess Return	$ 250,564,486	$ 6,885,847	$ 6,885,847	4/20/2011
Swap agreement to receive return on the Custom Natural Gas Index (UNG) - Excess Return	101,003,240	2,776,329	2,776,329	6/8/2011
Swap agreement to receive return on the eXtra US1 Excess Return Index	85,166,265	(32,136)	(32,136)	3/31/2011
Swap agreement to receive return on the eXtra US1 Excess Return Index	294,434,000	(111,099)	(111,099)	4/29/2011
Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	330,685,568	17,681,285	17,681,285	2/28/2011– 5/31/2011

Total unrealized gain on open swap contracts			$ 27,200,226

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Operations

For the years ended December 31, 2011, 2010 and 2009

	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009
Income
Gain (loss) on trading of commodity contracts:
Realized loss on closed futures contracts	$(361,823,498)	$(785,428,575)	$(1,443,746,373)
Realized loss on closed swap contracts	(275,985,809)	(905,660,856)	(39,014,082)
Change in unrealized gain (loss) on open futures contracts	(136,397,585)	129,182,545	(34,072,395)
Change in unrealized gain (loss) on open swap contracts	(40,005,918)	66,608,914	(39,408,688)
Dividend income	192,988	907,351	2,462,731
Interest income	238,141	457,225	224,985
Other income	146,000	204,000	185,000

Total loss	(813,635,681)	(1,493,729,396)	(1,553,368,822)

Expenses
General Partner management fees (Note 3)	10,074,913	16,067,219	14,189,176
Brokerage commissions	4,718,066	6,257,135	11,384,593
Professional fees	1,927,195	2,074,119	3,828,390
License fees	430,375	717,332	619,825
Directors’ fees	145,465	553,511	142,322
Registration fees	113,150	93,970	1,223,978
Other expenses	145,861	76,959	18,419

Total expenses	17,555,025	25,840,245	31,406,703

Net loss	$(831,190,706)	$(1,519,569,641)	$(1,584,775,525)

Net loss per limited partnership unit	$(5.53)	$(8.13)*	$(26.41)*

Net loss per weighted average limited partnership unit	$(4.72)	$(7.43)*	$(13.78)*

Weighted average limited partnership units outstanding	176,113,212	204,571,781 *	114,981,644 *

* On March 8, 2011, there was a 2-for-1 reverse unit split. The Statements of Operations have been adjusted for the periods shown to reflect the 2-for-1 reverse unit split on a retroactive basis.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Changes in Partners’ Capital

For the years ended December 31, 2011, 2010 and 2009

	General Partner		Limited Partners	Total

Balances, at December 31, 2008	$–		$695,714,510	$695,714,510
Addition of 474,400,000 partnership units	–		6,284,421,972	6,284,421,972
Redemption of 54,800,000 partnership units	–		(870,253,794)	(870,253,794)
Net loss	–		(1,584,775,525)	(1,584,775,525)

Balances, at December 31, 2009	–		4,525,107,163	4,525,107,163
Addition of 307,300,000 partnership units	–		1,983,872,580	1,983,872,580
Redemption of 312,200,000 partnership units	–		(2,322,053,265)	(2,322,053,265)
Net loss	–		(1,519,569,641)	(1,519,569,641)

Balances, at December 31, 2010	-		2,667,356,837	2,667,356,837
Addition of 177,700,000 partnership units	–		1,349,602,961	1,349,602,961
Redemption of 456,702,172 partnership units	–		(2,113,672,919)	(2,113,672,919)
Net loss	–		(831,190,706)	(831,190,706)

Balances at, December 31, 2011	$–		$1,072,096,173	$1,072,096,173

Net Asset Value Per Unit:
At December 31, 2008	$46.54	*

At December 31, 2009	$20.13	*

At December 31, 2010	$12.00	*

At December 31, 2011	$6.47

* On March 8, 2011, there was a 2-for-1 reverse unit split. The Statements of Changes in Partners’ Capital have been adjusted for the periods shown to reflect the 2-for-1 reverse unit split on a retroactive basis.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Cash Flows

For the years ended December 31, 2011, 2010 and 2009

	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009
Cash Flows from Operating Activities:
Net loss	$(831,190,706)	$(1,519,569,641)	$(1,584,775,525)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (increase) in commodity futures trading account – cash and cash equivalents	107,996,312	419,069,448	(440,074,110)
Unrealized (gain) loss on futures contracts	136,397,585	(129,182,545)	34,072,395
Unrealized (gain) loss on swap contracts	40,005,918	(66,608,914)	39,408,688
(Increase) decrease in investment receivable	16,538,472	(16,538,472)	-
Decrease in dividend and interest receivable and other assets	191,354	85,383	189,949
Increase (decrease) in investment payable	772	(19,112,096)	19,112,096
Increase (decrease) in professional fees payable	(268,442)	(277,002)	1,792,908
Increase (decrease) in General Partner management fees payable	(623,973)	(694,671)	1,548,107
Increase (decrease) in brokerage commissions payable	(70,000)	(20,000)	216,750
Increase (decrease) in license fees payable	(101,208)	(72,648)	170,119
Increase (decrease) in directors’ fees payable	(17,205)	(23,836)	20,264
Increase (decrease) in interest payable	153	(20,751)	20,751
Increase (decrease) in other liabilities	19,388	-	-

Net cash used in operating activities	(531,121,580)	(1,332,965,745)	(1,928,297,608)

Cash Flows from Financing Activities:
Addition of partnership units	1,349,602,961	1,983,872,580	6,284,421,972
Redemption of partnership units	(2,200,548,198)	(2,226,654,250)	(879,561,002)

Net cash provided by (used in) financing activities	(850,945,237)	(242,781,670)	5,404,860,970

Net Increase (Decrease) in Cash and Cash Equivalents	(1,382,066,817)	(1,575,747,415)	3,476,563,362

Cash and Cash Equivalents, beginning of year	2,320,745,778	3,896,493,193	419,929,831

Cash and Cash Equivalents, end of year	$938,678,961	$2,320,745,778	$3,896,493,193

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Notes to Financial Statements

For the years ended December 31, 2011, 2010 and 2009

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Natural Gas Fund, LP (“USNG”) was organized as a limited partnership under the laws of the state of Delaware on September 11, 2006. USNG is a commodity pool that issues limited partnership units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, USNG’s units traded on the American Stock Exchange (the “AMEX”). USNG will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Third Amended and Restated Agreement of Limited Partnership dated as of December 31, 2010 (the “LP Agreement”). The investment objective of USNG is for the daily changes in percentage terms of its units’ per unit net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the changes in the price of the futures contract on natural gas traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire (the “Benchmark Futures Contract”), less USNG’s expenses. It is not the intent of USNG to be operated in a fashion such that the per unit NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. It is not the intent of USNG to be operated in a fashion such that its per unit NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. United States Commodity Funds LLC (“USCF”) believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Futures Contracts (as defined below) and Other Natural Gas-Related Investments (as defined below). USNG accomplishes its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). As of December 31, 2011, USNG held 11,855 NG Futures Contracts, 17,950 NN Financially Settled Futures Contracts traded on the NYMEX, 44,808 cleared swap contracts traded on the ICE Futures and over-the-counter swap transactions with two counterparties.

USNG commenced investment operations on April 18, 2007 and has a fiscal year ending on December 31. USCF is responsible for the management of USNG. USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005. USCF is also the general partner of the United States Oil Fund, LP (“USOF”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the AMEX under the ticker symbols “USO” on April 10, 2006, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“USSO”), the United States 12 Month Natural Gas Fund, LP (“US12NG”) and the United States Brent Oil Fund, LP (“USBO”), which listed their limited partnership units on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Agriculture Index Fund (“USAG”), the United States Copper Index Fund (“CPER”) and the United States Metals Index Fund (“USMI”), each a series of the United States Commodity Index Funds Trust. USCI and CPER listed their units on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010 and “CPER” on November 15, 2011, respectively. USAG and USMI are not listed on the NYSE Arca as of the filing of this annual report on Form 10-K. All funds listed previously are referred to collectively herein as the “Related Public Funds.” USCF has also filed registration statements to register units of the United States Sugar Fund (“USSF”), the United States Natural Gas Double Inverse Fund (“UNGD”), the United States Gasoil Fund (“USGO”) and the United States Asian Commodities Basket Fund (“USABF”), each a series of the United States Commodity Funds Trust I.

USNG issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USNG a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 100,000 units. Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per unit NAV of USNG but rather at market prices quoted on such exchange.

In April 2007, USNG initially registered 30,000,000 units on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On April 18, 2007, USNG listed its units on the AMEX under the ticker symbol “UNG”. On that day, USNG established its initial per unit NAV by setting the price at $50.00 per unit and issued 200,000 units in exchange for $10,001,000. USNG also commenced investment operations on April 18, 2007 by purchasing Futures Contracts traded on the NYMEX based on natural gas. As of December 31, 2011, USNG had registered a total of 1,480,000,000 units.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. USNG earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the overnight Federal Funds Rate less 32 basis points. In addition, USNG earns income on funds held at the custodian or futures commission merchant at prevailing market rates earned on such investments.

Investments in over-the-counter swap contracts (see Note 5) are arrangements to exchange a periodic payment for a market-linked return, each based on a notional amount. To the extent that the total return of the security or index underlying the transaction exceeds or falls short of the offsetting periodic payment obligation, USNG receives a payment from, or makes a payment to, the swap counterparty. The over-the-counter swap contracts are valued daily based upon the appreciation or depreciation of the underlying securities subsequent to the effective date of the contract. Changes in the value of the swaps are reported as unrealized gains and losses and periodic payments are recorded as realized gains or losses in the accompanying Statements of Operations.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Swap Premiums

Upfront fees paid by USNG for over-the-counter swap contracts are reflected on the Statements of Financial Condition and represent payments made upon entering into a swap agreement to compensate for differences between the stated terms of the agreement and prevailing market conditions. The fees are amortized daily over the term of the swap agreement.

Income Taxes

USNG is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), USNG is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. USNG files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. USNG is not subject to income tax return examinations by major taxing authorities for years before 2008. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in USNG recording a tax liability that reduces net assets. However, USNG’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. USNG recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2011.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units at a price equal to the NAV of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USNG receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in USNG’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USNG in proportion to the number of units each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value Per Unit

USNG’s per unit NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USNG uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the per unit NAV at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units added and redeemed based on the amount of time the units were outstanding during such period. There were no units held by USCF at December 31, 2011.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USNG. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

Other

On March 8, 2011, after the close of the NYSE Arca, Inc., USNG effected a 2-for-1 reverse unit split and post-split units of USNG began trading on March 9, 2011. The audited financial statements in this annual report on Form 10-K are presented in accordance with Accounting Standards Codification 260 for purposes of presenting the 2-for-1 reverse split on a historical basis for all periods reported.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of USNG in accordance with the objectives and policies of USNG. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USNG. For these services, USNG is contractually obligated to pay USCF a fee, which is paid monthly, that is equal to 0.60% per annum of average daily net assets of $1,000,000,000 or less and 0.50% per annum of average daily net assets that are greater than $1,000,000,000.

Ongoing Registration Fees and Other Offering Expenses

USNG pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2011, 2010 and 2009, USNG incurred $113,150, $93,970, and $1,223,978, respectively, in registration fees and other offering expenses.

Directors’ Fees and Expenses

USNG is responsible for paying its portion of the directors’ and officers’ liability insurance for USNG and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of USNG and the Related Public Funds organized as limited partnerships and, as of July 8, 2011, the Related Public Funds organized as a series of a Delaware statutory trust. USNG shares the fees and expenses with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2011 were $607,582 for USNG and the Related Public Funds, and USNG’s portion of such fees and expenses was $290,377. For the years ended December 31, 2010 and 2009, these fees and expenses were $1,107,140 and $433,046, respectively, for USNG and the Related Public Funds, other than USCI, USAG, CPER and USMI, and USNG’s portion of such fees and expenses was $629,670 and $159,942 respectively. Effective as of April 1, 2010, USNG became responsible for paying its portion of any payments that may become due to the independent directors pursuant to the deferred compensation agreements entered into between the independent directors, USCF, USNG and the Related Public Funds, except USCI, USAG, CPER and USMI.

Licensing Fees

As discussed in Note 4 below, USNG entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, up to October 19, 2011, USNG and the Related Public Funds, other than USBO, USCI, CPER, USAG and USMI, paid a licensing fee that was equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. On and after October 20, 2011, USNG and the Related Public Funds, other than USBO, USCI, CPER, USAG and USMI, pay a licensing fee that is equal to 0.015% on all assets. During the years ended December 31, 2011, 2010 and 2009, USNG incurred $430,375, $717,332 and $619,825, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USNG’s audit expenses and tax accounting and reporting requirements are paid by USNG. These costs were approximately $2,100,000 for the year ended December 31, 2011.

Other Expenses and Fees

In addition to the fees described above, USNG pays all brokerage fees, transaction costs for over-the-counter swaps, taxes and other expenses in connection with the operation of USNG, excluding costs and expenses paid by USCF as outlined in Note 4 below.

NOTE 4 - CONTRACTS AND AGREEMENTS

USNG is party to a marketing agent agreement, dated as of April 17, 2007, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for USNG as outlined in the agreement. The fees of the Marketing Agent, which are borne by USCF, are equal to 0.06% on USNG’s assets up to $3 billion and 0.04% on USNG’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by USCF: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USNG is also party to a custodian agreement, dated March 5, 2007, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of USNG. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, USNG is party to an administrative agency agreement, dated March 5, 2007, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USNG. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USNG and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of USNG’s, USOF’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s, USBO’s, USCI’s, USMI’s, USAG’s and CPER’s combined net assets, (b) 0.0465% for USNG’s, USOF’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s, USBO’s, USCI’s, USMI’s, USAG’s and CPER’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USNG’s, USOF’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s, USBO’s, USCI’s, USMI’s, USAG’s and CPER’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

USNG has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”). The agreement requires UBS Securities to provide services to USNG in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through UBS Securities for USNG’s account. In accordance with the agreement, UBS Securities charges USNG commissions of approximately $7 to $15 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

USNG and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby USNG was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, USNG and the Related Public Funds, other than USBO, USCI, CPER, USAG and USMI, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. USNG expressly disclaims any association with the NYMEX or endorsement of USNG by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USNG engages in the trading of futures contracts, options on futures contracts, cleared swaps and over-the-counter swaps (collectively, “derivatives”). USNG is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USNG may enter into futures contracts, options on futures contracts, cleared swaps and over-the-counter swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are over-the-counter (“OTC”) agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe., but which are not traded on an exchange. A cleared swap is created when the parties to an off-exchange OTC transaction agree to extinguish their OTC contract and replace it with a cleared swap. Cleared swaps are intended to provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USNG has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

All of the futures contracts held by USNG were exchange-traded futures contracts, cleared swaps or fully-collateralized over-the-counter swaps through December 31, 2011. The liquidity and credit risks associated with exchange-traded contracts and cleared swaps are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, a party must rely solely on the credit of its respective individual counterparties. As of December 31, 2011, USNG maintained over-the-counter transactions with two counterparties. Over-the counter transactions subject USNG to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. USNG has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. However, as compared to its over-the-counter transactions, it may more easily realize value by reselling its futures contracts. In addition, USNG bears the risk of financial failure by the clearing broker.

At December 31, 2011, USNG’s counterparties posted $990,210 in cash and $0 in securities as collateral with USNG’s custodian, as compared with $18,640,134 in cash and no securities for the year ended December 31, 2010. Under these agreements, USNG posted collateral with respect to its obligations of $53,574,732 at December 31, 2011 and $187,483,732 at December 31, 2010.

USNG’s cash and other property, such as Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds, subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of USNG’s assets posted with that futures commission merchant; however, the majority of USNG’s assets are held in Treasuries, cash and/or cash equivalents with USNG’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of USNG’s custodian could result in a substantial loss of USNG’s assets.

USCF invests a portion of USNG’s cash in money market funds that seek to maintain a stable per unit NAV. USNG is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2011 and December 31, 2010, USNG held investments in money market funds in the amounts of $602,490,800 and $1,652,251,719, respectively. USCF holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada, London, United Kingdom, Grand Cayman, Cayman Islands and Nassau, Bahamas, which are subject to U.S. regulation and regulatory oversight. As of December 31, 2011 and December 31, 2010, USNG held cash deposits and investments in Treasuries in the amounts of $542,816,065 and $983,118,275, respectively. This amount may be subject to loss should USNG’s custodian cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USNG is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USNG pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USNG’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USNG has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USNG are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the years ended December 31, 2011, 2010 and 2009. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2011	Year ended December 31, 2010		Year ended December 31, 2009
Per Unit Operating Performance:

Net asset value, beginning of year	$12.00 *	$20.13	*	$46.54	*

Total loss	(5.43)	(8.00	)*	(26.14	)*
Total expenses	(0.10)	(0.13	)*	(0.27	)*

Net decrease in net asset value	(5.53)	(8.13	)*	(26.41	)*

Net asset value, end of year	$6.47	$12.00	*	$20.13	*

Total Return	(46.08)%	(40.42)%		(56.73)%

Ratios to Average Net Assets
Total loss	(44.83)%	(49.57)%		(58.53)%

Expenses excluding management fees	0.41%	0.33%		0.65%

Management fees	0.55%	0.53%		0.53%

Net loss	(45.79)%	(50.43)%		(59.71)%

* Adjusted to give effect to the reverse unit split of 2-for-1 executed on March 8, 2011.

Total returns are calculated based on the change in value during the period. An individual unitholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USNG.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2011 and 2010.

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011
Total Loss	$(58,122,255)	$(50,307,922)	$(301,862,513)	$(403,342,991)
Total Expenses	5,563,087	4,774,133	3,564,611	3,653,194

Net Loss	$(63,685,342)	$(55,082,055)	$(305,427,124)	$(406,996,185)

Net Loss per Unit	$(0.50)	$(0.48)	$(2.02)	$(2.53)

	First Quarter 2010	Second Quarter 2010	Third Quarter 2010	Fourth Quarter 2010
Total Income (Loss)	$(1,283,272,592)	$382,091,733	$(559,457,497)	$(33,091,040)
Total Expenses	7,849,744	6,674,048	5,678,386	5,638,067

Net Income (Loss)	$(1,291,122,336)	$375,417,685	$(565,135,883)	$(38,729,107)

Net Income (Loss) per Unit	$(6.33)*	$1.76 *	$(3.20)*	$(0.36)*

* Adjusted to give effect to the reverse unit split of 2-for-1 executed on March 8, 2011.

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

USNG values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of USNG (observable inputs) and (2) USNG’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USNG’s securities at December 31, 2011 using the fair value hierarchy:

	000,000,000,000	000,000,000,000	000,000,000,000	000,000,000,000
At December 31, 2011	Total	Level I	Level II	Level III

Short-Term Investments	$852,474,966	$852,474,966	$-	$-
Exchange-Traded Futures Contracts	(28,631,262)	(28,631,262)	-	-
Exchange-Traded Cleared Swap Contracts	(20,361,043)	(20,361,043)	-	-
Over-the-Counter Total Return Swap Contracts	(12,805,692)	-	-	(12,805,692)

During the year ended December 31, 2011, there were no significant transfers between Level I and Level II.

Following is a reconciliation of assets in which significant observable inputs (Level 3) were used in determining fair value:

Total Return Swap Contracts

Beginning balance as of 12/31/10	$27,200,226
Realized gain (loss)*	-
Change in unrealized gain (loss)	(40,005,918)

Ending balance as of 12/31/11	$(12,805,692)

*	The realized gain (loss) earned during the fiscal year ended December 31, 2011 for total return swaps was $(275,985,809).

The following table summarizes the valuation of USNG’s securities at December 31, 2010 using the fair value hierarchy:

	000,000,000,000	000,000,000,000	000,000,000,000	000,000,000,000
At December 31, 2010	Total	Level I	Level II	Level III

Short-Term Investments	$1,902,183,385	$1,902,183,385	$-	$-
Exchange-Traded Futures Contracts	56,023,955	56,023,955	-	-
Exchange-Traded Cleared Swap Contracts	31,381,325	31,381,325	-	-
Over-the-Counter Total Return Swap Contracts	27,200,226	-	-	27,200,226

During the year ended December 31, 2010, there were no significant transfers between Level I and Level II.

Following is a reconciliation of assets in which significant observable inputs (Level 3) were used in determining fair value:

Total Return Swap Contracts
Beginning balance as of 12/31/09	$(39,408,688)
Realized gain (loss)*	-
Change in unrealized gain (loss)	66,608,914

Ending balance as of 12/31/10	$27,200,226

*	The realized gain (loss) earned during the fiscal year ended December 31, 2010 for total return swaps was $(905,660,856).

Effective January 1, 2009, USNG adopted the provisions of Accounting Standards Codification 815—Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value At December 31, 2011	Fair Value At December 31, 2010

Futures - Commodity Contracts	Assets	$(48,992,305)	$87,405,280

Swaps - Commodity Contracts	Assets - Unrealized Appreciation/(Depreciation)	(12,805,692)	27,200,226

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2011		For the year ended December 31, 2010		For the year ended December 31, 2009
Derivatives not Accounted for as Hedging Instruments	Location of Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) Recognized in Income

Futures – Commodity Contracts	Realized loss on closed futures positions	$(361,823,498)		$(785,428,575)		$(1,443,746,373)

	Change in unrealized gain (loss) on open futures positions		$(136,397,585)		$129,182,545		$(34,072,395)

Swaps – Commodity Contracts	Realized loss on closed swap contracts	(275,985,809)		(905,660,856)		(39,014,082)

	Change in unrealized gain (loss) on open swap contracts		(40,005,918)		66,608,914		(39,408,688)

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” The amendments in ASU No. 2011-11 require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The guidance requires retrospective application for all comparative periods presented. USCF is currently evaluating the impact ASU No. 2011-11 will have on USNG’s financial statements.

In May 2011, FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” ASU No. 2011-04 clarifies existing requirements for measuring fair value and for disclosure about fair value measurements in converged guidance of the FASB and the International Accounting Standards Board. The amendments are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011. Early application by public entities is not permitted. Nonpublic entities may apply the amendments early, but no earlier than for interim periods beginning after December 15, 2011. The implementation of ASU No. 2011-04 is not expected to have a material impact on USNG’s financial statements.

NOTE 10 – SUBSEQUENT EVENTS

USNG has performed an evaluation of subsequent events through the date the financial statements were issued. The subsequent events were as follows:

On February 1, 2012, USNG announced that it will execute a four-for-one reverse unit split that will be effective for holders of USNG units after the close of the markets on February 21, 2012. Units of USNG will trade at their post-split prices on February 22, 2012. USNG’s ticker symbol, “UNG,” will not change, and units of USNG will continue to trade on the NYSE Arca. The reverse unit split will reduce the number of USNG’s units outstanding and will result in a proportionate increase in per unit NAV of USNG. As a result of the reverse unit split, unitholders on February 21, 2012 will receive one post-split unit of USNG for every four pre-split units of USNG they hold. Immediately after the reverse unit split is effective, USNG’s post-split units will have a NAV that is four times higher than that of pre-split units.